SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  July 30, 2009

(Date of earliest event reported)

SALLY BEAUTY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33145	36-2257936
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

3001 Colorado Boulevard
Denton, Texas 76210

(Address of principal executive offices)

(940) 898-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 30, 2009, Sally Beauty Holdings, Inc. (the “Company”) issued the news release attached hereto as Exhibit 99.1 reporting the financial results of the Company for the quarter ended June 30, 2009 (the “Earnings Release”).  In the Earnings Release, the Company utilized the non-GAAP financial measures and other items discussed in the attached Appendix A, which is incorporated herein by this reference.  Appendix A also contains statements of the Company’s management regarding the use and purposes of the non-GAAP financial measures utilized in the Earnings Release.  A reconciliation of the non-GAAP financial measures discussed in the Earnings Release to the most directly comparable GAAP financial measures is attached to the Earnings Release.

ITEM 7.01.  REGULATION FD DISCLOSURE

The Earnings Release also provides an update on the Company’s strategy and business outlook.

In addition, Sally Beauty Holdings, Inc. (the “Company”) announced today that L’Oreal USA S/D, Inc.  (“L’Oreal”) has filed a Second Amended Complaint in connection with the previously disclosed lawsuit in the Superior Court of the State of California in and for the County of San Diego — Central Division against SD Hair, Ltd. and Hair of Nevada, LLC, franchisees of the subsidiary Armstrong McCall division (“AMLP”) of the Company’s BSG business unit, and AMLP, among others.  The original suit alleged, among other things, that SD Hair breached its franchise agreement with AMLP by selling Matrix branded products to unauthorized buyers.  At this stage, there was no direct action against AMLP.

The Second Amended Complaint alleges, among other things, that AMLP, certain of its employees and others were involved in selling Matrix branded products to unauthorized buyers and that certain of its employees (and others) engaged in improper business transactions for personal benefit during 2005 through 2007.  L’Oreal seeks money damages, certain injunctive relief and a declaration that L’Oreal is entitled to terminate the 1981 Matrix Distributor Agreement now in effect between L’Oreal and AMLP.  None of the employees involved in the allegations are executive officers of the Company.  Substantially all of these allegations were made known by L’Oreal to the Company prior to the filing of the Second Amended Complaint.   L’Oreal also provided the Company with documents allegedly supporting the allegations.  As a result of these allegations made by L’Oreal, many of which are incorporated into the Second Amended Complaint, the Audit Committee of the Board of Directors of the Company engaged independent special counsel to investigate whether certain employees engaged in improper business transactions for personal benefit.  After extensive review, the Audit Committee and independent special counsel found insufficient evidence to support a conclusion that Company employees entered into improper transactions for personal benefit.  The Company intends to file its response to the Second Amended Complaint and to vigorously defend itself in the lawsuit.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)           See exhibit index.

All of the information furnished in Items 2.02, 7.01 and 9.01 of this report and the accompanying appendix and exhibits shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, unless expressly incorporated by reference therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	July 30, 2009

SALLY BEAUTY HOLDINGS, INC.

		By:	/s/ Raal H. Roos
		Name:	Raal H. Roos
		Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	News release reporting financial results for the quarter ended June 30, 2009, issued by Sally Beauty Holdings, Inc. on July 30, 2009.

Exhibit 99.2	Scripted Questions and Answers (Q&A), dated July 30, 2009, to be used by Sally Beauty Holdings, Inc. when discussing litigation developments with representatives of the financial community.